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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF PROGRESS SOFTWARE CORPORATION

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
North America
       Barbados                Progress Software International Sales Corporation
       Canada                  Progress Software Corporation of Canada Ltd.
       Canada                  PeerDirect Company
       Delaware                Falcon Asset Acquisition Corporation
       Delaware                NuSphere Corporation
       Delaware                PeerDirect Corporation
       Delaware                Progress Software International Corporation
       Delaware                Progress Software Corporation
       Delaware                Sonic Software Corporation
       Massachusetts           Progress Security Corporation

Europe
       Austria                 Progress Software GesmbH
       Belgium                 Progress Software NV
       Czech Republic          Progress Software spol. s.r.o.
       Denmark                 Progress Software A/S
       Finland                 Progress Software Oy
       France                  Progress Software S.A.
       Germany                 Progress Software GmbH
       Italy                   Progress Software Italy S.r.l.
       Netherlands             Progress Software B.V.
       Netherlands             Progress Software Europe B.V.
       Norway                  Progress Software A/S
       Poland                  Progress Software sp. z.o o.
       Spain                   Progress Software S.L.
       Sweden                  Progress Software Svenska AB
       Switzerland             Progress Software AG
       United Kingdom          Progress Software Limited

Latin America
       Argentina               Progress Software de Argentina S.A.
       Brazil                  Progress Software do Brasil Ltda.
       Chile                   Progress Software de Chile S.A.
       Colombia                Progress Software de Colombia S.A.
       Mexico                  Progress Software, S.A. de C.V.
       Venezuela               Progress Software de Venezuela C.A.

Other
       Australia               Progress Software Pty. Ltd.
       Hong Kong               Progress Software Corporation Limited
       Japan                   Progress Software K.K.
       Malaysia                Progress Software (M) Sdn Bhd
       Singapore               Progress Software Corporation (S) Pte. Ltd.
       South Africa            Progress Software (Pty) Ltd.
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